Exhibit 99.1

FOR RELEASE OCTOBER 5, 2016

McGrath CEO Will Be On Medical Leave of Absence

Board of Directors Establishes an Interim Office of the Chief Executive Officer

LIVERMORE, CA – October 5, 2016 – McGrath RentCorp (NASDAQ: MGRC), a diversified business-to-business rental company, today announced its President and CEO, Dennis C. Kakures, will be on medical leave of absence due to a stroke, effective immediately. At the present time, it is too soon to know the course and timing of Mr. Kakures’ recovery. In respect of Mr. Kakures’ privacy, no additional details or updates will be provided at this time.

The McGrath Board of Directors has established an Interim Office of the Chief Executive Officer (the “CEO Office”) during Mr. Kakures’ absence, which will report to the full Board of Directors. The CEO Office is comprised of Chairman of the Board, Ronald Zech; Director, Robert C. Hood; Director, Elizabeth A. Fetter; Chief Operating Officer, Joseph F. Hanna; and Chief Financial Officer, Keith E. Pratt.

“The Board of Directors is confident that our employees, including seasoned leaders of each division within the company, will seamlessly carry-on under the leadership of the CEO Office during Dennis’ absence,” said Chairman Zech. “We are fortunate to have within the CEO Office a group of dedicated and experienced management team and board members. Both Joe and Keith work closely with Dennis on day to day operations and have integral knowledge of the business and the people as they joined the company in 2003 and 2006, respectively. Moreover, the directors within the CEO Office will provide support and guidance as needed, drawing upon Director Hood’s tenure on the board during which the company underwent periods of growth, Director Fetter’s operational expertise as a former Chief Executive Officer and my 25 plus years on the company board and chief executive officer experience.”

ABOUT MCGRATH RENTCORP

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company. The Company’s Mobile Modular division rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, and the Mid-Atlantic from Washington D.C. to Georgia. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. The Company’s Adler Tank Rentals subsidiary rents and sells containment solutions for hazardous and nonhazardous liquids and solids with operations today serving key markets throughout the United States. In 2008, the Company entered the portable storage container rental business under the trade name Mobile Modular Portable Storage. Today, the business is located in the key markets of California, Texas, Florida, Northern Illinois, New Jersey and most recently entered the North Carolina region. For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com

Tanks and Boxes – www.adlertankrentals.com

Modular Buildings – www.mobilemodular.com

Portable Storage – www.mobilemodularcontainers.com

Electronic Test Equipment – www.trs-rentelco.com

School Facilities Manufacturing – www.enviroplex.com

FORWARD-LOOKING STATEMENTS

Statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, regarding Mr. Kakures’ medical condition, as well as McGrath RentCorp’s future operations, prospects, plans and objectives are forward looking statements. Forward-looking statements are made only as of the date of this press release and are based on management’s reasonable assumptions; however, these assumptions can be wrong or affected by known or unknown risks and uncertainties. Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance. Except as otherwise required by law, we do not undertake any duty to update any of the forward-looking statements after the date of this press release.